UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016 (March 21, 2016)

KLR ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001- 37712	47- 5500436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 18th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported on a Current Report on Form 8-K of KLR Energy Acquisition Corp. (the “Company”), on March 16, 2016, the Company consummated its initial public offering (“IPO”) of 8,000,000 units (“Units”), each Unit consisting of one share of Class A common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333- 209041). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 1,200,000 Units to cover over-allotments, if any (“Over-Allotment Units). The underwriters exercised the option in part and, on March 21, 2016, the underwriters purchased 185,320 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $1,853,200.

As previously reported on a Current Report on Form 8-K of the Company, on March 16, 2016, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 8,310,000 warrants (the “Placement Warrants”) to KLR Energy Sponsor, LLC (the “Sponsor”) and EarlyBirdCapital, Inc. (“EBC”) and its designees, among which 7,776,667 Placement Warrants were purchased by the Sponsor and 533,333 Placement Warrants were purchased by EBC and its designees, generating gross proceeds of $6,232,500. On March 21, 2016, simultaneously with the sale of the Over-Allotment Units, the Company consummated the private sale of an additional 98,838 Placement Warrants to the Sponsor and EBC and its designees, among which 86,483 Placement Warrants were purchased by the Sponsor and 12,355 Placement Warrants were purchased by EBC and its designees, generating gross proceeds of $74,129.

In addition, the 2,300,000 shares held by the Sponsor and its executive officers (the “Initial Stockholders”) (prior to the exercise of the over-allotment) included an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the Initial Stockholders would collectively own 20.0% of issued and outstanding shares of the Company. Since the underwriters exercised the over-allotment option in part, and purchased 185,320 of the total possible 1,200,000 Over-Allotment Units, on March 21, 2016 the Sponsor forfeited 253,670 shares of Common Stock, which were canceled by the Company, in order to maintain this 20.0% limitation.

A total of $85,127,329 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Units) and the private placements on March 16, 2016 and March 21, 2016 were placed in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of March 16, 2016 reflecting receipt of the net proceeds from the IPO and the Private Placement on March 16, 2016, but not the proceeds from the sale of the Over-Allotment Units nor the private placement on March 21, 2016, had been prepared by the Company and previously filed on a Current Report on Form 8-K on March 22, 2016. The Company’s unaudited pro forma balance sheet as of March 21, 2016, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the private placement on March 21, 2016 is included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the consummation of the sale of the Over-Allotment Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Pro Forma Balance Sheet
99.2	Press Release, dated March 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2016

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: Chief Executive Officer